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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.

                          SCHEDULE 14A INFORMATION


        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
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[ ]    Confidential, for Use of the Commission Only (as permitted by
       Rule14a-6(e)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-12

                            EL PASO CORPORATION
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              (Name of Registrant as Specified in its Charter)

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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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NEWS                                                    [LOGO - EL PASO]

For Immediate Release



EL PASO CORPORATION URGES SHAREHOLDERS TO FOCUS ON THE COMPANY'S RECENT ACCOMPLISHMENTS AND VISION FOR THE FUTURE

CALLS ZILKHA/WYATT "BUSINESS PLAN" UNINFORMED AND UNWORKABLE; CRITICIZES IMPLICIT THREAT TO DERAIL CALIFORNIA SETTLEMENT

HOUSTON, TEXAS, JUNE 5, 2003--El Paso Corporation (NYSE: EP) today said that shareholders should look at the company's recent accomplishments and vision for the future in deciding how to vote at El Paso's June 17 Annual Meeting.

El Paso also said that the Zilkha/Wyatt group's new so-called "business plan" is uninformed and unworkable and warned that the Zilkha/Wyatt implicit threat to derail the company's California settlement is a cause of special concern to all El Paso shareholders.

El Paso has achieved many of the important goals of its 2003 operational and financial plan and is taking further actions to enhance the value of the company. El Paso has:

   o Committed to more than $400 million of cost savings and business efficiencies to be met by the end of 2004;

   o  Outlined an aggressive $10-billion debt reduction plan; and

   o Conducted a long-term strategic planning process to generate free cash flow and improved earnings.

El Paso has made substantial changes in the company's leadership and culture including:

   o  A reconstituted board of directors that is:

        o  Independent and highly experienced,

        o  Improved by addition of four new energy CEOs and CFOs,

        o  Knowledgeable about current operations of El Paso's businesses

        o  Has learned from past mistakes,

        o  Committed to maximizing value and a process of change;

   o A new leaner executive management team with changes at the highest levels, and

   o  An active search to recruit a world-class CEO

        o  In discussions with five highly qualified candidates

        o  Prompt decision after conclusion of proxy fight

        o Candidates clearly superior to Zilkha/Wyatt hand-picked CEO choice, Stephen Chesebro', based on current employment experience as senior executives of major energy companies.

The progress we have made on the plan reflects our commitment and ability to lead El Paso into the future. In our view, El Paso's share price, which has almost tripled since February, reflects investors' recognition of the company's progress.

We believe the Zilkha/Wyatt proxy contest poses a clear threat to that progress. El Paso's concerns about the Zilkha/Wyatt slate include:

   o Zilkha/Wyatt's implicit threat to derail El Paso's California settlement;

   o Zilkha/Wyatt's so-called "business plan," which El Paso believes is uninformed, unworkable and value destructive;

   o Their selection of Stephen Chesebro'--who has not been actively employed since 1999--as CEO;

   o  The risks inherent in a complete change in the Board of Directors;

   o  The role of Oscar Wyatt and his selection of their entire slate; and

   o  The risk of significant management disruption.


Threat to derail the California settlement
------------------------------------------

As part of their presentation to analysts on June 4, 2003, the Zilkha/Wyatt slate described El Paso's proposed settlement of claims relating to the Western energy crisis as "unfathomable" and "unconscionable," implying that, if elected, the Zilkha/Wyatt slate would seek to undo a settlement that El Paso believes:

   o  Is in the best interests of its investors;

   o Will eliminate the most significant risk and uncertainty affecting the company's future; and

   o  Is broadly supported by its shareholders.

El Paso believes Zilkha/Wyatt's implicit threat to back away from the settlement if their slate is elected is utterly opposed to the best interests of El Paso shareholders and demonstrates a fundamental lack of understanding of this critical issue.

Shareholders who agree with El Paso's decision to settle this litigation should execute the WHITE proxy card to support El Paso's nominees.


Zilkha/Wyatt Alchemy
--------------------

After refusing to spell out a detailed plan for El Paso for almost four months on the grounds that they lacked the information to do so, Zilkha/Wyatt have belatedly decided to offer up their own so-called "business plan." We believe they were right the first time: they do not have enough knowledge about El Paso to develop a detailed plan. Even now, many elements remain unclear, but a cornerstone of that "plan" is their idea to reduce annual capital expenditures to less than $1 billion while generating sufficient cash to pay down debt substantially. Zilkha/Wyatt call this "math"; we call it alchemy.

To maintain El Paso's current exploration and production levels, and to fund pipeline maintenance capital expenditures and committed expansions, almost $2 billion per year of capital is required. We believe that a capital expenditure program of less than $1 billion is imprudent and value destructive to the E&P and pipeline businesses, will reduce earnings and cash flow, impede the company from pursuing attractive investment opportunities and would not result in an ongoing debt reduction program.

Shareholders who want a detailed, achievable business plan and a realistic approach to debt reduction, not Zilkha/Wyatt's alchemy, should execute the WHITE proxy card to support El Paso's nominees.


Focus on Pet Projects
---------------------

The Zilkha/Wyatt slate cites particular examples of projects they believe could perform better under Zilkha/Wyatt and Chesebro's management. The examples they choose happen to be former pet projects of Mr. Chesebro' and Mr. Wyatt.

   o It was Mr. Chesebro' who got Tenneco Energy into an investment in an Australian pipeline that generates unacceptable returns. El Paso will not make incremental investments in areas that are clearly not core to the company's future that will not provide acceptable returns.

   o El Paso's Aruba refinery, inherited from Mr. Wyatt's Coastal Corp., has only generated in excess of $100 million of annual operating income once over the past 13 years despite a cumulative investment of approximately $1.3 billion. Clearly the Zilkha/Wyatt claim that they can achieve $100 million of incremental quarterly operating profit on an ongoing basis while simultaneously reducing capital expenditures dramatically is not realistic.

The Type Of Plan You Would Expect From the Zilkha/Wyatt Slate--Uninformed
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and Unachievable
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We believe shareholders should not be surprised that Zilkha/Wyatt would prefer to walk away from a beneficial settlement and have formulated an unrealistic and unachievable business plan. As we believe the following comparison chart shows, there are serious flaws in the Zilkha/Wyatt slate and in their approach to critical issues for the future of El Paso.


El Paso and Zilkha/Wyatt--a side-by-side comparison:
----------------------------------------------------

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ISSUE                       EL PASO                    ZILKHA/WYATT
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Business plan               Detailed plan developed    Uninformed critique of
                            over months of business    El Paso's plan: will not
                            planning                   generate improved
                                                       earnings or meaningfully
                                                       reduce debt

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                            Being implemented now      Progress stops.
                                                       Requires significant
                                                       time to develop

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                            Achieving results now      Results uncertain

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Vision for the future       Continue current progress  Start over

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California settlement       Settle on terms that       Implicit threat to
                            allow El Paso to           derail settlement
                            eliminate major risk and
                            uncertainty

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CEO search                  Careful search process to  No search process;
                            choose the best candidate  settle for a former
                            from current active        energy executive with
                            senior executives of       less than eight months
                            major energy companies     experience as a public
                            recommended by a leading   company CEO who
                            search firm
                                                       o has not been actively
                                                       employed since 1999

                                                       o since 1999, has held
                                                       only one public company
                                                       directorship at a small
                                                       oil and gas company
                                                       where he is a
                                                       non-employee chairman

                                                       o has not been
                                                       recommended for an
                                                       executive position by
                                                       two major search firms
                                                       in more than eight years

                                                       o opposed $84/share
                                                       takeover bid for
                                                       Pennzoil, saying it
                                                       "doesn't adequately
                                                       value Pennzoil's
                                                       international oil and
                                                       gas properties"--Pennzoil
                                                       was later broken up and
                                                       sold for $38/share

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Director independence       11 directors are           Nominees selected by
                            independent                Oscar Wyatt

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Directors with detailed     12                         None
current knowledge of
El Paso

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El Paso believes that our nominees have the right plan for the company, the right process to choose the company's next CEO and are far better equipped to complete the company's turnaround effort.

The Board of Directors urges El Paso shareholders to vote FOR the election of El Paso's slate of 12 highly qualified directors on El Paso's WHITE proxy card, NOT to sign the blue proxy card sent to you by Messrs. Zilkha and Wyatt and to DISCARD any blue proxy card they may send to you in the future. Your vote is critical, no matter how many shares you own. Time is short as the June 17 Annual Meeting is rapidly approaching.

El Paso shareholders who have any questions about voting their proxy or need additional information about El Paso or the stockholders meeting, please contact MacKenzie Partners, Inc. at (800) 322-2885 or visit El Paso's Web site at www.elpaso.com.

El Paso Corporation is the leading provider of natural gas services and the largest pipeline company in North America. The company has core businesses in pipelines, production, and midstream services. Rich in assets, El Paso is committed to developing and delivering new energy supplies and to meeting the growing demand for new energy infrastructure. For more information, visit www.elpaso.com.


Cautionary Statement Regarding Forward-Looking Statements
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This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, our ability to attract and retain qualified members of the Board of Directors; the successful recruitment and retention of a qualified CEO; the successful implementation of the 2003 operational and financial plan; the successful implementation of the settlement related to the Western Energy Crisis; material and adverse impacts from our proxy contest with Selim Zilkha/Oscar Wyatt; actions by the credit rating agencies; the successful close of financing transactions; our ability to successfully exit the energy trading business; our ability to divest of certain non-core assets; changes in commodity prices for oil, natural gas, and power; general economic and weather conditions in geographic regions or markets served by El Paso Corporation and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; political and currency risks associated with international operations of the company and its affiliates; inability to realize anticipated synergies and cost savings associated with restructurings and divestitures on a timely basis; difficulty in integration of the operations of previously acquired companies, competition, and other factors described in the company's (and its affiliates') Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

ADDITIONAL IMPORTANT INFORMATION

To the extent that individual customers, independent industry researchers, financial analysts, or El Paso commissioned research are quoted in this document, it is El Paso's policy to use reasonable efforts to verify the source and accuracy of the quote. El Paso has not, however, sought or obtained the consent of the quoted source to the use of such quote as proxy soliciting material. This document may contain expressions of opinion and belief. Except as otherwise expressly attributed to another individual or entity, these opinions and beliefs are the opinions and beliefs of El Paso.

CONTACTS
Communications and Government Affairs
Norma F. Dunn, Senior Vice President
Office: (713) 420-3750
Fax: (713) 420-3632

Investor Relations
Bruce L. Connery, Vice President
Office: (713) 420-5855
Fax: (713) 420-4417

Alternate Contacts
Joele Frank/Dan Katcher
Office: (212) 355-4449
Fax: (212) 355-4554